U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2011 (June 10, 2011)

American Capital Agency Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	001-34057	26-1701984
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (301) 968-9300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 10, 2011, American Capital Agency Corp. (the "Company") held its 2011 Annual Meeting of Stockholders (the "Annual Meeting"), at the Company's offices at 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814, at 9:00 a.m. (ET). The record date for the Annual Meeting was April 11, 2011. As of the record date, a total of 128,828,759 shares of the Company's common stock were entitled to vote at the Annual Meeting. There were 111,011,902 shares present in person or by proxy at the Annual Meeting. Set forth below are the matters acted upon by the stockholders, and the final voting results of each such proposal.

  Election of Directors. The Company's stockholders voted to elect five (5) Director Nominees to hold office for a term of one (1) year and until his successor is elected and qualified.

Nominee	For	Withheld	Non Votes
Malon Wilkus	51,826,092	4,293,585	54,892,225
Alvin N. Puryear	51,496,971	4,622,706	54,892,225
Morris A. Davis	52,951,522	3,168,155	54,892,225
Randy E. Dobbs	52,964,836	3,154,841	54,892,225
Larry K. Harvey	52,948,339	3,171,338	54,892,225

  Amendment to Amended and Restated Certificate of Incorporation. The Company's stockholders voted to amend the Company's Amended and Restated Certificate of Incorporation to increase the total authorized number of shares of common stock from 150,000,000 to 300,000,000.

For	Against	Abstain	Non Votes
97,252,568	12,815,023	944,311	0

  Ratification of appointment of Ernst & Young LLP. The Company's stockholders voted to ratify the appointment of Ernst & Young LLP as the Company's independent public accountant for the year ending December 31, 2011.

For	Against	Abstain	Non Votes
109,095,430	1,031,122	885,350	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL AGENCY CORP.

Dated: June 13, 2011	By:	/s/ SAMUEL A. FLAX
Samuel A. Flax Executive Vice President and Secretary